UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                November 23, 2005

                                -----------------

                          COLLEGE OAK INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      333-116890                30-0226902
           ------                      ----------                ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                                20022 Creek Farm
                            San Antonio, Texas 78259
          (Address of Principal Executive Offices, including Zip Code)

                                 (210) 418-5177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On November 25, 2005, College Oak Investments, Inc. ("we" or the "Company") entered into a joint venture with Rex Energy Operating Corp., a privately held company (collectively, "Rex"), for the purpose of acquiring a working interest in certain leasehold interests located in the Illinois Basin, Indiana. Our joint venture will be conducted through a limited liability company formed under the laws of the State of Delaware and named New Albany-Indiana, LLC (the "LLC"). Pursuant to a Limited Liability Company Agreement (the "LLC Agreement"), we have a 50% economic/voting interest in the LLC and Rex has a 50% economic/voting interest in the LLC. Rex Energy Wabash, LLC, an affiliate of Rex, is the Managing Member of the LLC and will manage the day to day operations of the LLC.

      On November 15, 2005, the LLC entered into a Purchase and Sale Agreement (the "Aurora Agreement") with Aurora Energy Ltd., a Nevada corporation ("Aurora"), pursuant to which the LLC has agreed to purchase from Aurora an undivided 48.75% working interest (40.7% net revenue interest) in (i) certain oil, gas and mineral leases covering acreage in several counties in Indiana (the "Leases") and (ii) all of Aurora's rights under a certain Farmout and Participation Agreement with a third party ("Farmout Agreement"). In addition, at the closing of the transaction (the "Closing"), the LLC would be granted an option from Aurora (the "Option"), exercisable by the LLC for a period of eighteen (18) months thereafter, to acquire a fifty percent (50%) working interest in any and all acreage leased or acquired by Aurora or its affiliates within certain other counties located in Indiana, at a fixed price per acre.

      The purchase price for the acquisition of the working interests in the Leases and the Farmout Agreement, together with the grant of the Option is $10,500,000, subject to certain adjustments. Of such amount, $500,000 has already been deposited by Rex with Aurora as an advance (of which, we have agreed to reimburse Rex $250,000). An additional deposit of $3,000,000 is due from the LLC by December 1, 2005. Upon the Closing, which is scheduled to occur by February 1, 2006, the deposits will be applied by Aurora to reduce the purchase price. If the Closing does not occur as a result of the LLC's failure to satisfy certain closing conditions, including the LLC's inability to obtain sufficient financing to complete the acquisition, then Aurora shall be entitled to terminate the Aurora Agreement and retain the deposits and all accrued interest thereon. Under our LLC Agreement, as 50% Members, both the Company and Rex have responsibility to contribute equal amounts of capital to the LLC in order for the LLC to meet its obligations under the Aurora Agreement. In addition, Rex and the Company have agreed to fund the LLC equally with respect to the costs and expenses of the LLC drilling ten (10) wells (the "Pilot Program") on the properties acquired from Aurora. It is anticipated that the LLC's costs of the Pilot Program will approximate $4,500,000. As more fully set forth below, we have raised sufficient capital in a private offering to enable us to fund 50% of the deposit required to be made by the LLC to Aurora by December 1, 2005. However, there can be no assurances that the LLC will receive all required capital contributions from Rex or the Company in order to make all necessary payments to Aurora as provided under the Aurora Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

      On November 23, 2005, College Oak Investments, Inc. ("we" or the "Company") sold $375,000 of its units (the "Units") as part of its previously announced private placement to accredited investors (the "Offering"). Such sale was in addition to the $2,000,000 of Units sold by the Company on November 15, 2005 and reported in our Report on Form 8-K filed with the Commission on November 16, 2005. Having raised sufficient funds to meet our short-term needs, we terminated the Offering on November 23, 2005.

      Each Unit consists of (i) a $50,000 principal amount 10% convertible promissory note (the "Note"), and (ii) such number of shares (the "Shares") of the Company's common stock (the "Common Stock"), equal to the product of (i)(1) the aggregate principal amount of each Note purchased, multiplied by (2) twenty (20%), and (ii) two (2). Each Note matures on the date eighteen (18) months from the date of issuance and bears interest at the rate of 10% per annum. The holder of a Note may elect to receive interest on its Note in cash or in shares of Common Stock valued at $0.50 per share. At any time prior to maturity, the holder may convert the principal and accrued but unpaid interest on its Note into such number of shares of Common Stock (the "Conversion Shares") equal to the outstanding principal amount plus accrued but unpaid interest on the Note divided by $0.50.

      The Company received total gross proceeds in the Offering of $2,375,000. Purchasers of the Units in the Offering received in the aggregate 950,000 Shares and, upon conversion of the Notes, will receive up to an additional 5,462,500 Conversion Shares (assuming that the holders elect to receive shares of Common Stock in lieu of cash interest through maturity).

      In connection with the Offering, the Company paid a placement agent (the "Agent") (i) a $237,500 commission (ten percent (10%) of the Offering gross proceeds), (ii) a $23,750 non-accountable expense allowance (one percent (1%) of the Offering gross proceeds) and (iii) a five year warrant (the "Agent Warrant") to purchase 475,000 shares of Common Stock (the "Warrant Shares"), at an exercise of $0.50 per share.

      With respect to (i) the Shares, (ii) the Conversion Shares (including those which may be issued as interest payments) and (iii) the Warrant Shares (collectively, the "Registrable Securities"), we have granted the holders thereof, "piggy-back" registration rights on our next registration statement (other than on Form S-4 or S-8) filed with Securities Exchange Commission. If no such filing is made, then at any time after November 15, 2006, the holders of Registrable Securities shall have the right to demand that we file no later than forty-five (45) days following such demand, a registration statement on Form S-3 covering the resale of their Registrable Securities.

      All Offering securities were issued pursuant to Regulation D and Rule 4(2) of the Securities Act of 1933, as amended.

      As set forth above, $1,750,000 of the net proceeds from the Offering will be used to fund our initial capital contribution to the LLC, for the purposes of
(i) enabling the LLC to make its required deposit to Aurora by December 1, 2005 and (ii) reimbursing Rex 50% of the $500,000 it previously advanced to Aurora. The remainder of the proceeds will be used for general corporate and working capital purposes.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  COLLEGE OAK INVESTMENTS, INC.


DATE: November 28, 2005                           By: /s/ Carey G. Birmingham
                                                      --------------------------
                                                  Name:  Carey G. Birmingham
                                                  Title: President